UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	May 25, 2012
(Date of earliest event reported)	May 23, 2012

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

We held our 2012 annual meeting of shareholders on May 23, 2012.  The matters voted upon at the meeting and the results of such voting are set forth below:

1.            The individuals set forth below were elected to the Board of Directors of the Company by a majority of the votes cast to serve one-year terms expiring at our 2013 annual meeting of shareholders as follows

Director	Votes For	Votes Against	Abstain	Broker Non-Votes
James C. Day	78,445,326	1,871,180	308,747	12,247,191
Julie H. Edwards	78,493,515	1,849,946	281,792	12,247,191
William L. Ford	76,279,550	4,066,892	278,811	12,247,191
John W. Gibson	74,551,028	5,785,200	289,025	12,247,191
Bert H. Mackie	74,756,970	5,576,181	292,102	12,247,191
Steven J. Malcolm	79,156,871	1,152,921	315,461	12,247,191
Jim W. Mogg	76,945,157	3,340,822	339,273	12,247,191
Pattye L. Moore	76,869,332	3,452,387	303,535	12,247,191
Gary D. Parker	74,911,792	5,392,640	320,821	12,247,191
Eduardo A. Rodriguez	76,878,312	3,424,663	322,278	12,247,191
Gerald B. Smith	76,098,389	4,202,992	323,872	12,247,191
David J. Tippeconnic	78,316,040	1,980,544	328,669	12,247,191
2. The appointment of PricewaterhouseCoopers LLP as independent auditor for the Company for the fiscal year ending December 31, 2012, was ratified by a majority of the votes cast as follows:
Votes For	Votes Against	Abstain
92,006,053	543,754	322,637

3. The proposed increase of 150,000 shares of ONEOK, Inc. common stock for issuance under the ONEOK, Inc. Employee Stock Award Program was approved by a majority of the votes cast as follows:
Votes For	Votes Against	Abstain	Broker Non-Votes
53,727,372	26,597,283	300,598	12,247,191

4.            The proposed amendment and restatement of the ONEOK, Inc. Employee Stock Purchase Plan to authorize an additional 1,000,000 shares of ONEOK, Inc. common stock for issuance under the plan was approved by a majority of the votes cast as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
72,383,818	7,650,219	591,216	12,247,191

5.            The proposed amendment to the ONEOK, Inc. Amended and Restated Certificate of Incorporation to increase the number of authorized shares of ONEOK, Inc. common stock to 600 million shares from 300 million shares in connection with the Company’s announced two-for-one stock split was approved by a majority of the outstanding shares of our common stock entitled to vote as follows:

Votes For	Votes Against	Abstain
85,860,845	6,369,260	379,901

6.            The advisory vote on compensation paid to our named executive officers as disclosed in our Proxy Statement for the 2012 annual meeting, including the Compensation Discussion and Analysis, compensation tables and narrative discussion was approved by a majority of the votes cast as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
76,079,378	2,937,390	1,608,484	12,247,191

Item 7.01	Regulation FD Disclosure

On May 23, 2012, we announced that our shareholders voted to increase the number of authorized shares of ONEOK common stock to 600 million from 300 million in connection with the company’s previously announced two-for-one stock split, and other business items approved at our 2012 annual meeting of shareholders.  A copy of the news release is attached as Exhibit 99.1 and is incorporated herein by reference.

On May 23, 2012, we released a summary of the remarks made by John W. Gibson, chairman and chief executive officer, at our annual meeting of shareholders on May 23, 2012 regarding earnings and dividend growth expectations for 2012-2014 and highlights of our commitment to environmental, safety and health performance improvement.  The news release also includes average unhedged price assumptions used in the earnings and dividend growth estimates.  A copy of the news release is attached as Exhibit 99.2 and is incorporated herein by reference.

The information disclosed in this Item 7.01, including Exhibits 99.1 and 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 8.01
Other Events

On May 23, 2012, our shareholders approved an amendment to our Amended and Restated Certificate of Incorporation providing for an increase in the number of authorized common shares to 600 million from 300 million shares.  As a result, we will proceed with the previously announced two-for-one split of our common stock which our Board of Directors had conditioned on obtaining such shareholder approval.  The stock split will be completed in the form of a stock dividend, to be distributed on or about June 1, 2012, of one share of common stock for each share outstanding and held by holders of record as of the close of business on May 24, 2012.

Item 9.01	Financial Statements and Exhibits

Exhibits

3.1      Amendment dated May 23, 2012, to the ONEOK, Inc. Amended and Restated Certificate of Incorporation.
99.1    News release issued by ONEOK, Inc. dated May 23, 2012 - Stock Split and Annual Meeting Results.
99.2    News release issued by ONEOK, Inc. dated May 23, 2012 - Summary of Chairman and CEO Remarks.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.
Date:	May 25, 2012	By:	/s/ Robert F. Martinovich Robert F. Martinovich
Executive Vice President, Chief Financial Officer and Treasurer

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